Exhibit 4.22

Supplemental Agreement to Loan Agreement

This Supplemental Agreement to Loan Agreement (this “Supplemental Agreement”) is entered into on March 16, 2016 by and among:

Party A: Beijing Chuangrui Media Co., Ltd.

Party B: Beijing Zhongming Century Technology Co., Ltd.

Party C:

C1: BabyTree (Beijing) Information Technology Co., Ltd.

C2: BabyTree (Beijing) Consulting Co., Ltd.

C3: Hai Tun (Shanghai) International Commerce Co., Ltd.

C4: Mei Tun Mei Wu (Shanghai) Information Technology Co., Ltd.

C5: BabyTree (Tianjin) Media Technology Co., Ltd.

C6: Beijing BabyTree Market Consulting Co., Ltd.

C7: Mei Tuan Mama (Shanghai) E-Commerce Co., Ltd.

Party D: BabyTree Inc.

Party E: Wang Huainan

Party C1, C2, C3, C4, C5, C6 and C7 are referred to collectively as Party C, and individually as a Party C. Party A, Party B, Party C, Party D and Party E are referred to as a Party and collectively as Parties. Unless otherwise provided in this Supplemental Agreement, the defined terms in this Supplemental Agreement shall have the same meaning as set forth in the Loan Agreement (as defined below).

Whereas:

(1)	The Parties have entered into the Loan Agreement (“Loan Agreement”) on July 20, 2015 and agreed upon the terms in relation to Party A’s provision of Agreed Loan and debt-to-equity swap and each Party’s rights and obligations, etc.

(2)	The Parties have entered into the Supplemental Agreement to the Loan Agreement (“Original Supplemental Agreement”) on January 13, 2016.

The Parties agree to replace the Original Supplemental Agreement with the below new Supplemental Agreement through friendly negotiation. The Parties hereby agree as follows:

Article 1      Adjustment to the Arrangement of Agreed Loan Amount

Party A decides to accelerate the maturity of RMB186,000,000 (“Amount Due”) of the Agreed Loan as provided in Article 1 of the Loan Agreement. No interest shall be charged for the accelerated loan. Party B shall wire the aforementioned Amount Due of RMB186,000,000, free of any interests, to Party A’s designated bank account before March 31, 2016.

Article 2      The Amount of Debt-to-Equity Swap

For the avoidance of doubt, the Parties hereby further agree that the amount of Party A’s subsequent debt-to-equity swap in accordance with Article 9 of the Loan Agreement shall be the balance after deducting the repaid Agreed Loan from the Agreed Loan, i.e. RMB372,000,000 (“Amount of Party A’s Debt-to-Equity Swap”).

Article 3      Valuation of the Swapped Equity

Whereas the execution of this Supplemental Agreement to cause the decrease of Party B’s capital, to maintain the capital needed for Party B’s ordinary business operation and development, Party B shall seek the convertible debt investment (“Supplemental Investment”), the amount of which is equivalent to the Amount Due before Party A convert the debt into equity, i.e., the sum of the Supplemental Investment and Amount of Party A’s Debt-to-Equity Swap equals the amount of the Agreed Loan (RMB558,000,000) as provided in the Loan Agreement. The Supplemental Investment will bring the Party B’ valuation after investment (“Valuation after Investment”) back to RMB4,774,000,000. Therefore, after the completion of the Supplemental Investment and before any financing that increases the capital, Party A’s shareholding percentage of Party B = the Amount of Party A’s Debt-to-equity Swap / Valuation after Investment. Each Party hereby undertakes that whether the aforementioned Supplemental Investment is completed or not shall not influence Party B’s payment of the Amount Due to Party A in accordance with Article 1 of this Supplemental Agreement.

Article 4      Representatives and Warranties

Each Party shall make the following representation and warranties to the other Party that: it has the full ability and authorization to execute, deliver and perform this Supplemental Agreement and complete all civil actions in relation to the contemplated transaction under this Supplemental Agreement; in addition, it has adopted necessary procedures to receive the full authorization necessary for execution, delivery and performance of this Supplemental Agreement, and other documents to be executed and delivered in relation to the contemplated transaction under this Supplemental Agreement.

Article 5      Revision and Amendment

This Supplemental Agreement shall not be revised or amended unless all Parties execute relevant written documents. In regard to the matters provided in this Supplemental Agreement, in case there is any conflict between the Loan Agreement and this Supplemental Agreement, this Supplemental Agreement shall prevail. The remaining matters not provided by this Supplemental Agreement shall be referred to the relevant provisions set forth in the Loan Agreement.

Article 6       Dispute Resolution

Any dispute arising out of or in connection with this Agreement shall first be resolved through amicable consultation between the Parties. If the consultation fails to resolve the dispute or one Party refuses to resolve through consultation, the dispute shall be submitted to China International Economic and Trade Arbitration Commission and resolved in accordance with the then effective arbitration rules in Beijing. The arbitration decision is final and binding on each Party. During the term of resolving the dispute, each Party shall continue to perform other provisions of this Agreement.

Article 7      Effectiveness and Validity

This Supplemental Agreement shall be an integral part of the Loan Agreement and have the save legal force of the Loan Agreement. This Supplemental Agreement shall take effect upon the official execution and sealing by the authorized representative of each Party. The Original Supplemental Agreement shall become null and void at the same time.

Article 8      Counterparts

This Agreement is made in five (5) counterparts, Party A, Party B, Party C, Party D and Party E each holds one counterpart. Each counterpart shall have equal legal force.

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Below is the signature page of Supplemental Agreement to Loan Agreement:

Party A: /Seal/ Beijing Chuangrui Media Co., Ltd.

Legal Representative / Authorized Signatory: /s/ Legal Representative

Below is the signature page of Supplemental Agreement to Loan Agreement:

Party B: /Seal/ Beijing Zhongming Century Technology Co., Ltd.

Legal Representative / Authorized Signatory: /s/ Legal Representative

Below is the signature page of Supplemental Agreement to Loan Agreement:

Party C1: /Seal/ BabyTree (Beijing) Information Technology Co., Ltd.

Legal Representative / Authorized Signatory: /s/ Legal Representative

Below is the signature page of Supplemental Agreement to Loan Agreement:

Party C2: /Seal/ BabyTree (Beijing) Consulting Co., Ltd.

Legal Representative / Authorized Signatory: /s/ Legal Representative

Below is the signature page of Supplemental Agreement to Loan Agreement:

Party C3: /Seal/ Hai Tun (Shanghai) International Commerce Co., Ltd.

Legal Representative / Authorized Signatory: /s/ Legal Representative

Below is the signature page of Supplemental Agreement to Loan Agreement:

Party C4: /Seal/ Mei Tun Mei Wu (Shanghai) Information Technology Co., Ltd.

Legal Representative / Authorized Signatory: /s/ Legal Representative

Below is the signature page of Supplemental Agreement to Loan Agreement:

Party C5: /Seal/ BabyTree (Tianjin) Media Technology Co., Ltd.

Legal Representative / Authorized Signatory: /s/ Legal Representative

Below is the signature page of Supplemental Agreement to Loan Agreement:

Party C6: /Seal/ Beijing BabyTree Market Consulting Co., Ltd.

Legal Representative / Authorized Signatory: /s/ Legal Representative

Below is the signature page of Supplemental Agreement to Loan Agreement:

Party C7: /Seal/ Mei Tuan Mama (Shanghai) E-Commerce Co., Ltd.

Legal Representative / Authorized Signatory: /s/ Legal Representative

Below is the signature page of Supplemental Agreement to Loan Agreement:

Party D: BabyTree Inc.

Legal Representative / Authorized Signatory: /s/ Authorized Signatory

Below is the signature page of Supplemental Agreement to Loan Agreement:

Party E: Wang Huainan /s/ Wang Huainan